UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 21, 2014
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VERA BRADLEY, INC.
(Exact name of registrant as specified in its charter)
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Indiana	001-34918	27-2935063
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2208 Production Road, Fort Wayne, Indiana	46808
(Address of Principal Executive Offices)	(Zip Code)
(877) 708-8372
(Registrant’s telephone number, including area code)
None
(Former name, former address and former fiscal year, if changed since last report)
___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 21, 2014, the Compensation Committee of the Board of Directors of Vera Bradley, Inc. adopted the Vera Bradley, Inc. 2014 Executive Severance Plan (the “Plan”). The Chief Financial Officer, Kevin Sierks, and three other named executive officers, Kimberly F. Colby, Executive Vice President - Design, Sue Fuller, Executive Vice President, Chief Merchandising Officer, and Barbara Bradley Baekgaard, Chief Creative Officer, are all participants in the Plan, in addition to other executive vice presidents and senior vice presidents of the Company (the “Participants”).
Under the Plan, if the Company terminates a Participant’s employment without Cause or the Participant terminates his or her employment for Good Reason (each as defined in the Plan), the Participant will be entitled to (i) any Bonus earned in the fiscal year prior to the employment termination that has not yet been paid, (ii) a pro rata portion of the amount of Bonus (as defined in the Plan), if any, that he or she would have received for the year in which his or her employment terminated, (iii) for executive vice president Participants only, a lump sum payment equal to one and one-half times the sum of his or her (A) Base Salary (as defined in the Plan) and (B) target Bonus for the fiscal year of termination, (iv) for senior vice president Participants only, a lump sum payment equal to one and one-quarter times the sum of his or her (A) Base Salary and (B) target Bonus for the fiscal year of termination, and (v) monthly cash reimbursement of COBRA premiums for a period of twelve months.
If the Company terminates a Participant’s employment without Cause or a Participant terminates his or her employment for Good Reason and such termination is within 24 months after a Change in Control (as defined in the Plan) of the Company, the Participant will receive, (i) any Bonus earned in the fiscal year prior to the employment termination that has not yet been paid, (ii) a pro rata portion of the amount of Bonus (as defined in the Plan), if any, that he or she would have received for the year in which his or her employment terminated, (iii) for executive vice president Participants only, a lump sum payment equal to two times the sum of his or her (A) Base Salary (as defined in the Plan) and (B) target Bonus for the fiscal year of termination, (iv) for senior vice president Participants only, a lump sum payment equal to one and three-quarter times the sum of his or her (A) Base Salary and (B) target Bonus for the fiscal year of termination, and (v) monthly cash reimbursement of COBRA premiums for a period of twelve months.
If a Participant’s employment is terminated by death or Disability, the Participant or his or her estate will be entitled to receive (i) any Bonus earned in the fiscal year prior to the employment termination that has not yet been paid, (ii) a pro rata portion of the amount of Bonus (as defined in the Plan), if any, that he or she would have received for the year in which his or her employment terminated, and (iii) monthly cash reimbursement of COBRA premiums for a period of twelve months..
Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company’s 2014 Annual Meeting of Shareholders was held on May 22, 2014. At the meeting, the Company’s shareholders:

(1)	elected Karen Kaplan, John E. Kyees, Matthew McEvoy and Robert Wallstrom to serve as Class I directors of the Company’s board of directors; and
(2)	ratified the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2015.
(3)	approved, on an advisory basis, the compensation of the Company’s named executive officers.

Set forth below, with respect to each such matter, are the number of votes cast for or against, the number of abstentions, and the number of broker non-votes.

(1)	Election of Directors

Nominee	For	Withhold	Broker Non-Votes
Karen Kaplan	35,324,560	95,109	2,082,293
John E. Kyees	35,231,930	187,739	2,082,293
Matthew McEvoy	35,324,867	94,802	2,082,293
Robert Wallstrom	34,870,142	549,527	2,082,293

(2)	Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstentions	Broker Non-Votes
37,477,482	17,501	6,979	—

(3)	Approval, on an advisory basis of the compensation of the Company’s named executive officers

For	Against	Abstentions	Broker Non-Votes
35,034,104	353,688	31,877	2,082,293

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vera Bradley, Inc.

Date: May 29, 2014	By:	/s/ Anastacia S. Knapper
Anastacia S. Knapper Senior Vice President – General Counsel & Corporate Secretary